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                    [Letterhead of Collette & Erickson LLP]

                                                                     Exhibit 5.1

May 18, 1999

Optical Coating Laboratory, Inc.
2789 Northpoint Parkway
Santa Rosa, California 95407-7397

Ladies and Gentlemen:

        We refer to the Registration Statement on Form S-3 (Registration No. 333-76853), as amended (the "Registration Statement"), filed by Optical Coating Laboratory, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to (i) the offer by the Company of 1,300,000 shares of the Company's Common Stock, $0.01 par value per share (the "Common Stock"), and up to 241,500 additional shares of Common Stock that may be sold by the Company in the event the underwriters for the offering elect to exercise their over-allotment option and (ii) the offer by the selling stockholders of the Company listed in the Registration Statement (the "Selling Stockholders") of 310,000 shares of Common Stock.

        As counsel to the Company, we have examined such corporate records, documents and questions of law as we have deemed necessary or appropriate for the purposes of this opinion. In such examinations, we have assumed the genuineness of signatures and the conformity to the originals of the documents supplied to us as copies. As to various questions of fact material to this opinion, we have relied upon statements and certificates of officers and representatives of the Company.

        Upon the basis of such examination, we are of the opinion that:

         (i) The 1,541,500 shares of Common Stock offered by the Company, when sold in accordance with the terms agreed upon in the Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement, will be legally issued, fully paid and nonassessable.

        (ii) The 300,000 shares of Common Stock offered by the Selling Stockholders, other than the 10,000 shares offered by Glenn Yamamoto, have been legally issued and are fully paid and nonassessable.

        (iii) The 10,000 shares offered by Mr. Yamamoto (the "Yamamoto Shares") are currently reserved for future issuance under the Company's 1995 and 1996 Incentive Compensation Plans and subject to Non-Qualified Stock Option Grant Agreements dated December 16, 1994, February 16, 1996 and December 16, 1996 (the "Agreements"). The Yamamoto Shares, when issued and sold in the manner provided for in the Plans and pursuant to the Agreements, will be legally issued by the Company, fully paid and nonassessable.

        We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus contained therein.

                                          Very truly yours,
                                          Collette & Erickson LLP